                                 BY-LAW NO. 1

                          a by-law relating generally
                           to the transaction of the
                           business and affairs of


                              MERIDIAN GOLD INC.
                              (the "Corporation")


                                INTERPRETATION
                                --------------



1. Definitions - In this by-law and all other by-laws of the Corporation, unless the context requires otherwise:

     (a) "the Act" means the Canada Business Corporations Act or any statute which may be substituted therefor, as amended from time to time;

     (b) "articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival of the Corporation and includes any amendments thereto;

     (c)  "board" means the board of directors of the Corporation;

     (d) "meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders;

     (e) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

     (f) "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

     (g) "resident Canadian" means a Canadian citizen ordinarily resident in Canada or as otherwise defined in the Act;

     (h) words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and neuter genders; words importing persons include individuals, sole proprietorships, personal representatives, bodies corporate, partnerships, unincorporated syndicates, trusts, unincorporated organizations and governmental bodies;

     (i) all words used in this by-law and defined in the Act shall have the meanings given to such words in the Act or in the related Parts thereof.

                               GENERAL BUSINESS
                               ----------------

2. Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be in the place within Canada specified in the articles and at such location therein as the board may from time to time determine.

 3. Seal - The Corporation may have a seal which shall be adopted and may be changed by the board.

4. Financial Year - Until changed by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

5. Execution of Instruments - The secretary or any other officer or any director may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Corporation. Subject to the foregoing, deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

6. Banking Arrangements - The banking business of the Corporation, or any part thereof, including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted on the Corporation's behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

                                   BORROWING
                                   ---------

7. Borrowing - Without limit to the powers of the board of directors as provided in the Act, the board of directors may from time to time on behalf of the Corporation:

     (a)  borrow money upon the credit of the Corporation;

     (b)  issue, reissue, sell or pledge debt obligations of the Corporation;

     (c) to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

8. Delegation - Subject to the Act, the articles and any by-laws, the board may from time to time delegate to a director, a committee of directors or an officer of the Corporation or such other person or persons so designated by the board all or any of the powers conferred on the board by section 7 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

                                   DIRECTORS
                                   ---------

9. Duties of Directors - The board shall manage the business and affairs of the Corporation.

10. Qualifications of Directors - Unless otherwise provided by the Act, a majority of directors on the board shall be resident Canadians. So long as required by the Act, at least two-thirds of the directors shall not be officers or employees of the Corporation or its affiliates. No person shall be elected or appointed a director if such person is less than 18 years of age, of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of bankrupt. A director need not hold shares issued by the Corporation.

11. Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of such number of directors not greater than eleven (11) nor less than three (3) as the board may from time to time determine, and a majority of the minimum number shall constitute a quorum for the transaction of business. Notwithstanding vacancies, a quorum of directors may exercise all the powers of the board.

12. Election and Term - Directors shall be elected by the shareholders at the first meeting of shareholders after the effective date of this by-law and at each succeeding annual meeting at which an election of directors is required and shall hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. The number of directors to be elected at any such meeting shall be that number most recently determined by the board. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairman in accordance with section 52. If an election of directors is not held at an annual meeting of shareholders at which such election is required, the directors then in office shall continue in office until their successors are elected.

13. Removal of Directors - Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed by a majority of the votes cast at a special meeting of shareholders duly called for that purpose, remove any director and may at that meeting elect a qualified person for the remainder of such term.

14. Ceasing to Hold Office - A director may resign from office by notice in writing delivered or sent to the Corporation and such resignation shall become effective at the time the notice is delivered or sent or on such later date as may be specified in such notice. A director shall forthwith cease to hold office as a director should such director be found by a court in Canada or elsewhere to be of unsound mind, acquire the status of bankrupt, or be removed from office by the shareholders of the Corporation. Any attempt to amend or terminate any unanimous shareholder agreement without written consent of all persons who are then directors of the Corporation shall constitute the immediately effective resignation of all such directors who have not so consented.

15. Vacancies - Subject to the Act, whenever the board has fewer than the number of members elected, the directors then in office, if constituting a quorum (and notwithstanding that the majority of such directors are not resident Canadians), may appoint a qualified person to the board to hold office for a term expiring at the close of the next annual meeting of shareholders. Whenever a vacancy shall occur on the board which results in the board not having a quorum, the remaining directors shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting. Where the number or the minimum number of directors is increased, any vacancy resulting from such increase shall be filled by the board, subject to any constraints imposed by the Act, failing which any such vacancy shall be filled by election at a special meeting of shareholders.

16. Action by the Board - The board shall exercise its powers by or pursuant to a by-law or resolution either passed at a meeting of directors at which a quorum is present and at which a majority of the directors present are resident Canadians or consented to by the signatures of all the directors then in office if constituting a quorum. The board may transact business at a meeting of directors where a majority of resident Canadian directors is not present if a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and a majority of resident Canadian directors would have been present had that director been present at the meeting. Where the Corporation has only one director, that director may constitute a meeting.

17. Action in Writing - A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, is as valid as if it had been passed at a meeting of directors.

18. Meetings by Telephone - Any director may participate in a meeting of the board by means of telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, if all the directors consent to the holding of meetings in such manner. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board held while a director holds office.

19. Place of Meetings - Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Canada.

20. Calling of Meetings - Meetings of the board shall be held from time to time at such place, on such day and at such time as the board, the chairman of the board, the managing director, the president or any two directors may determine.

21. Notice of Meetings - Notice of the time and place of each meeting of the board shall be given to each director not less then 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

     (a) submit to the shareholders any question or matter requiring the approval of the shareholders;

     (b)  fill a vacancy among the directors or in the office of auditor;

     (c)  issue securities;

     (d)  declare dividends;

     (e)  purchase, redeem or otherwise acquire shares of the Corporation;

     (f)  pay a commission for the sale of shares;

     (g)  approve a management proxy circular;

     (h)  approve a take-over bid or directors' circular;

     (i)  approve any annual financial statements; or

     (j)  adopt, amend or repeal by-laws.

22. First Meeting of New Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting following the meeting of shareholders at which such board is elected.

23. Adjourned Meeting - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

24. Votes to Govern - At all meetings of the board any question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

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                                     - 7 -

25. Chairman and Secretary - The chairman of the board or, in the chairman's absence, the president or, in the president's absence, a vice-president shall be chairman of any meeting of the board. If none of the said officers is present, the directors present shall choose one of their number to be chairman. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.


26. Remuneration and Expenses - The directors shall be paid such remuneration for their services as directors as the board may from time to time authorize.


27. Conflict of Interest - Subject to and in accordance with the provisions of the Act, a director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of such director or officer's interest, and any such director shall refrain from voting in respect thereof unless otherwise permitted by the Act.


                                  COMMITTEES
                                  ----------

28. Committees of Directors - The board may appoint a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except powers to:

     (a) submit to the shareholders any question or matter requiring the approval of the shareholders;

     (b)  fill a vacancy among the directors or in the office of auditor;

     (c) issue securities except in the manner and on the terms authorized by the directors;

     (d)  declare dividends;

     (e) purchase, redeem or otherwise acquire shares issued by the Corporation;

     (f)  pay a commission for the sale of shares of the Corporation;

     (g)  approve a management proxy circular;

     (h)  approve a take-over bid of directors' circular;

     (i)  approve any annual financial statements; or

     (j)  adopt, amend or repeal by-laws

A majority of the members of any such committee shall be resident Canadians.

29. Audit Committee - If any of the issued securities of the Corporation are part of a distribution to the public, the board of directors shall elect annually from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as he shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time and to the following paragraph.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board of directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

30. Transaction of Business - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada and, subject to the provisions of section 18
which shall be applicable mutatis mutandis, may be held by means of telephone or other communications equipment.

31. Procedure - Unless otherwise determined by the board, each committee shall have the power to fix its quorom at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                                    OFFICERS
                                    --------

32. Appointment of Officers - The board may from time to time appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation other than any of the powers listed in section 28. Except a chairman of the board, an officer may but need not be a director and one person may hold more than one office. The president or such other officer as the board may designate shall be the chief executive officer of the Corporation.

33. Conflict of Interest - Officers shall disclose their interest in any material contract or proposed material contract with the Corporation in accordance with section 27.

                     PROTECTION OF DIRECTORS AND OFFICERS
                     ------------------------------------

34. Indemnity of Directors and Officers - Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate), and such director or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of such Corporation or body corporate (or by reason of having undertaken such liability); and the Corporation shall with the approval of a court indemnify a person in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action;

     if in each case such director or officer:

     (a) acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.


Notwithstanding the foregoing, the Corporation shall, without requiring the approval of a court, indemnify any person referred to above, in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour who has been substantially successful on the merits in the defence of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions referred to in (a) and (b) above.

35. Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 34 as the board may from time to time determine.

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

36. Annual Meetings - The annual meeting of shareholders shall be held on such day and at such time in each year as the board, or the chairman of the board, or the president in the absence of the chairman of the board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting provided, in the case of any annual meeting called other than by the board, the board shall approve the submission to the meeting of any question or matter requiring the approval of the shareholders.

37. Special Meetings - The board or the chairman of the board or the president or a vice-president shall have power to call a special meeting of shareholders at any time. A special meeting may be held on such day and at such time as may be determined by the board or the person calling the meeting.

38. Resolution in lieu of meeting - Except where a written statement is submitted by a director or by an auditor in accordance with the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

39. Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada, and a shareholder who attends a meeting outside Canada is deemed to have so agreed except when such shareholder attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

40. Notices of Meetings - Notice of the time and place of every meeting of shareholders shall be sent not less than 21 days nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state

(a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

(b) the text of any special resolution or by-law to be submitted to the meeting.

All business transacted at a special meeting of the shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

41. List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to be voted at the meeting held by each shareholder. If a record date for the meeting is fixed, the shareholders listed shall be those registered at the close of business on such record date and such list shall be prepared not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which the notice of the meeting is given and such list shall be prepared not later than 10 days after the day on which such notice is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the meeting for which the list is prepared. Notwithstanding the foregoing, where no notice of meeting is given, the shareholders listed shall be those registered on the day on which the meeting is held and such list shall be prepared so that it is available at such meeting.

42. Record Date for Notice - The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than 7 days before such record date, by newspaper advertisement published or distributed in the place where the registered office of the Corporation is situate and in each place in Canada where a transfer of the Corporation's shares may be recorded, unless notice of such record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

43. Chairman, Secretary and Scrutineers - The chairman of the board or, in the chairman's absence, the president or, in the president's absence, a vice-president shall be chairman of any meeting of shareholders and, if none of the said officers be present within 15 minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose a chairman from amongst themselves. The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

44. Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

45. Quorum - A quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

46. Right to Vote - At any meeting of shareholders every person who is named in the list prepared in accordance with Section 41 shall be entitled to vote the shares shown thereon opposite such person's name except to the extent that such person has transferred any of such shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that the transferee owns such shares, demands not later than 10 days before the meeting that the transferred name be included on the list to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

47. Proxies and Representatives - Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder's attorney. A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body and such individual may exercise on behalf of the body corporate or association which such individual represents all the powers it could exercise if it were an individual shareholder.

48. Time for Deposit of Proxies - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

49. Joint Shareholders - Where two or more persons hold the same shares jointly, any of such persons present or represented by proxy at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such shares, but if more than one of such persons are present or represented by proxy, that one of such persons whose name stands first on the securities register of the Corporation or such person's proxy shall alone be entitled to vote such shares.

50. Votes to Govern - Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by the majority of the votes cast.

51. Casting Vote - In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a second or casting vote.

52. Show of Hands - Any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

53. Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

54. Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

55. Submission of Contracts or Transactions to Shareholders for Approval - The board in its discretion may submit any contract, act or transaction for approval or ratification at any special meeting of the shareholders called for the purpose of considering the same and, subject to any additional requirements of the Act, the articles or the by-laws, any contract, act or transaction that shall be approved or ratified by a resolution passed by a majority of the votes cast at any such meeting shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved or ratified by every shareholder.

56. One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                  SECURITIES
                                  ----------

57. Issuance - Subject to the provisions of the Act and the articles, the board may from time to time issue or grant options to purchase unissued shares of the Corporation at such times, in such manner and to such persons or class of persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

58. Commissions - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

59. Securities Records - The Corporation shall maintain, at its registered office or at any other place in Canada designated by the board, a register of shares and other securities in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of shares and other securities:

     (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

     (b)  the number of shares or other securities held by each holder; and

     (c) the date and particulars of the issue and transfer of each share or other security.

60. Registration of Transfer - Subject to the provisions of the Act and the articles, no transfer of shares shall be registered unless:

     (a)  the share or other security is endorsed by an appropriate person;

     (b) reasonable assurance is given that the endorsement is genuine and effective;

     (c) the issuer has no duty to inquire into adverse claims or has discharged any such duty;

     (d) any applicable law relating to the collection of taxes has been complied with;

     (e)  the transfer is rightful or is to a bona fide purchaser; and

     (f) any fee for a share or other security certificate prescribed by the board or in accordance with the Act has been paid.

61. Transfer Agents and Registrars - The board may from time to time appoint and/or remove one or more transfer agents or registrars (which may or may not be the same individual or company) for securities of the Corporation, to maintain in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such transfer agents or registrars shall keep all necessary books and registers of the Corporation for the registering and transferring of securities of the Corporation, and all share certificates issued by the Corporation shall in the event of any such appointment be countersigned manually by or on behalf of one of the said transfer agents or registrars.

62. Lien for Indebtedness - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

63. Non-recognition of Trusts - Subject to the provisions of the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a share. Accordingly, the Corporation shall not, except as ordered by a court of competent jurisdiction or as required by the Act, be bound to see to the execution of any trust, whether expired, implied, or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

64. Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at the holder's option, to a share certificate, or to a non-transferable written acknowledgement of the holder's right to obtain a share certificate, stating the number and class or series of shares held by such shareholder as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board may from time to time approve. Unless otherwise ordered by the board, any share certificates shall be signed by the chairman of the board, the president, the managing director, or a vice-president and by the secretary, treasurer, any assistant secretary or any assistant treasurer or any director and need not be under corporate seal. Signatures of signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation; provided that at least one duly authorized director or officer of the Corporation shall manually sign each certificate (other than a scrip certificate or a certificate representing a fractional share or a warrant or a promissory note that is not issued under a trust indenture) in the absence of a manual signature thereon of a duly appointed transfer agent or registrar. A share certificate executed as aforesaid shall be valid notwithstanding that an officer whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

65. Replacement of Share Certificates - Subject to the provisions of the Act, the board or any officer or agent designated by the board may in its or such officer or agent's discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

66. Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

67. Decreased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation.

                             DIVIDENDS AND RIGHTS
                             --------------------

68. Dividends - Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

69. Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's address recorded in the Corporation's securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their address recorded in the securities register of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

70. Non-receipt or Loss of Cheques - In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

71. Record Date for Dividends - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that notice of any such record date is given, not less than 7 days before such record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where a transfer of the Corporation's shares may be recorded, unless notice of such record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the directors fix the record date. If no record date is fixed in advance the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day now which the resolution relating to such dividend is passed by the board.

72. Unclaimed Dividends - Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                    NOTICES
                                    -------

73. Method of Giving Notices - Any notice, communication or document ("notice") to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to or on a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given, sent, delivered or served if delivered personally to the person to whom it is to be given or if delivered to such person's latest address as shown in the securities register or in the records of the Corporation, as the case may be, or if mailed to such person at such address by prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been sent when it is delivered personally or to such address as aforesaid; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been sent when dispatched or when delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

74. Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

75. Signature to Notices - The signature to a notice or demand may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

76. Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, both the date of giving the notice and the date of the meeting or other event shall be excluded.

77. Decreased Shareholders - Any notice delivered or sent by post to or left at the latest recorded address of any shareholder shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead on the books of the Corporation as the holder or one of the holders thereof, and such service shall for all purposes be deemed a sufficient service of such notice on his heirs, executors or administrators and all persons, if any, interested with him in such shares.

78. Proof of Service - A certificate of the chairman, the president, the vice-chairman, an executive vice-president, a senior vice-president, a vice-president, the secretary or the treasurer or of any other officer of the Corporation in office at the time of the making of the certificate or of any transfer officer of any transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery of any notice to any shareholder, director, officer, auditor or member of a committee of the board or in relation to the publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer, auditor or member of a committee of the board as the case may be.

79. Undelivered Notices - If any notice given to a shareholder pursuant to section 73 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder's new address.

80. Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

81. Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to such person's name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of such person's entitlement prescribed by the Act.

82. Waiver of Notice - Any shareholder (or such shareholder's duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner. Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.